CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated January 5, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-7497 and 811-4765) of Dreyfus Premier New York Municipal Bond Fund.

/s/ ERNST & YOUNG ERNST & YOUNG LLP
New York, New York March 22, 2005